UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Presstek, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRESSTEK, INC.
55 Executive Drive
Hudson, New Hampshire 03051

Dear Stockholders of Presstek, Inc. (the “Company”):

You are hereby notified that Edward J. Marino, a nominee for election as a director as set forth in the Proxy Statement mailed with the Notice of the Company’s 2007 Annual Meeting of Stockholders, has been withdrawn as a nominee for election as a director.

The Board of Directors has appointed Jeffrey Jacobson as the Company’s new President and Chief Executive Officer, and has substituted Mr. Jacobson for Mr. Marino as a nominee for the Board. As provided for in the Proxy Statement, proxies voted for Mr. Marino will be voted in favor of Mr. Jacobson unless such proxies are revoked in the manner set forth in the Proxy Statement. The Annual Meeting of Stockholders will be held on Thursday, June 7, 2007, from 11:00 A.M. to 12:00 o’clock noon. local time, at the Beekman Suite of the Waldorf Astoria, 301 Park Avenue, New York, New York.

Stockholders of record at the close of business on April 17, 2007 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

                                              By Order of the Board of Directors,

/s/ Jeffrey Cook Jeffrey A. Cook
Senior Vice President and
Chief Financial Officer

Dated: May 17, 2007